Exhibit 99.1

PR INQUIRIES:	IR INQUIRIES:
Smith Micro Software	Smith Micro Software
Kelly Sulkosky	Charles Messman
+1 (412) 837-5300	+1 (949) 362-5800
PR@smithmicro.com	IR@smithmicro.com

Smith Micro Announces New Chief Operating Officer
and Chief Financial Officer
Tim Huffmyer will return to Smith Micro in newly-created dual role
PITTSBURGH, PA, May 27, 2025 – Smith Micro Software, Inc. (Nasdaq: SMSI) today announced that it has appointed Tim Huffmyer to serve in the newly-created dual role of chief operating officer and chief financial officer of the company. In this dual role, Huffmyer will have oversight of key operational areas as well as financial operations. Having previously served as the company’s CFO, Huffmyer will rejoin the company on June 9, 2025, reporting to William W. Smith, Jr., president, chief executive officer, and chairman of the board of Smith Micro.
“We are very excited to announce Tim’s return to Smith Micro, as he is uniquely qualified to serve in this expanded executive leadership role,” said Smith.
“A seasoned executive, Tim brings a wealth of experience and financial and operational acumen to Smith Micro, while also having a deep understanding of our business, customer base, and employees. This along with Tim’s strategic and data driven approach to leadership make him a perfect fit for the new dual role as we carry out our mission of returning the company to growth and profitability.”
“I am honored and excited to return to Smith Micro at this important time in its evolution and to serve in this expanded operational role,” said Huffmyer. “Building on Smith Micro’s strong customer relationships and industry-leading technology in the markets we serve, I look forward to joining Bill and the team at Smith Micro in delivering value to our customers and shareholders, driving operational efficiencies while making strategic investments for growth.”

In his capacity as chief financial officer, Huffmyer will succeed James Kempton, who has served as Smith Micro’s CFO since 2021.
Smith added, “I want to thank Jim Kempton for his contributions to Smith Micro during his tenure and wish him well in his future endeavors.”
Huffmyer rejoins the company from his most recent role as chief financial officer of Urgent.ly Inc., a leading connected mobility assistance software platform provider, which he has held since September 2021.  From June 2017 to September 2021, he served as Smith Micro’s vice president, chief financial officer and treasurer. Earlier in his career, Huffmyer served in succeeding roles at Black Box Corporation, an IT solutions company, including as vice president, chief financial officer and treasurer and director of finance. Huffmyer received his B.A. in Accounting from Michigan State University.

About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling Digital Family Lifestyle™ solutions to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing and analyzing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com. Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our future business plans and other projections of outlook or performance and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are unanticipated delays or obstacles in our development and release cycles, the degree to which competing business needs or resource availability may affect our allocation of resources to planned projects, the degree to which our customers adopt, offer and promote our products and services and our planned upgrades, updates and enhancements thereto or the degree to which their end users adopt our products and services and our planned upgrades, updates and enhancements thereto in the time period that we expect or at all, our reliance on third party application stores for the distribution of our software applications and any barriers to such distribution, including any delay or failure of such third party to approve new versions of our applications or their implementation and/or application of policies that may be harmful to our business, our ability to attract and retain key technical personnel that are essential to our product development efforts, changes in demand for our products from our customers or their end users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, new and changing technologies and customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.